SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 4, 2005
Date of Report (Date of earliest event reported):
PRESCIENT APPLIED INTELLIGENCE, INC.
f/k/a The viaLink Company
(Exact name of registrant as specified in its charter)

Delaware	000-21729	73-1247666

(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1247 Ward Avenue, Suite 200
West Chester, Pennsylvania 19380
(Address of principal executive offices)
(610) 719-1600
Registrant’s telephone number, including area code:
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

     This Form 8-K/A amends the registrant’s current report on Form 8-K filed by the registrant on May 5, 2005, with respect to the registrant’s private placement of common stock and warrants.
Item 1.01 Entry into a Material Definitive Agreement.
     On May 4, 2005, Prescient Applied Intelligence, Inc. (the “Company”), entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”), by and among the Company and those certain purchasers listed in the Purchase Agreement (the “Purchasers”). The Purchase Agreement provides for the issuance of up to an aggregate 13,924,606 shares (the “Shares”) of the Company’s common stock, $.001 par value (“Common Stock”), and warrants (the “Warrants”) to acquire a number of additional shares of Common Stock equal to 30% of the number of Shares to be issued (the “Warrant Shares”), in accordance with the terms of the Purchase Agreement. The Purchasers under the Purchase Agreement include TAK Investments, LLC (“TAK”) and each of the holders (the “Preferred Holders”) of the Company’s outstanding Series F Convertible Preferred Stock (the “Series F Preferred”). The Purchase Agreement provides for the Preferred Holders to convert their Series F Preferred into Shares at the closing of this equity financing, as provided in the Certificate of Designation for the Series F Preferred; however, any Preferred Holder who, as a result of such conversion under the Purchase Agreement, would beneficially own more than 9.99% of the outstanding Common Stock following the closing, could choose to exchange its shares of Series F Preferred for shares of the Company’s newly authorized Series G Preferred Stock (the “Series G Preferred”), instead of the shares of Common Stock it would have received.
     On May 5, 2005, the Company completed the private placement of the Shares and the corresponding Warrants. At the closing, the Company issued an aggregate 8,471,381 Shares, including 5,113,636 Shares issued to TAK and 3,357,745 Shares issued to the Preferred Holders, and an additional 239.9419 shares of Series G Preferred to certain Preferred Holders. TAK paid an aggregate $2,250,000, or $0.44 per share, for the Shares and corresponding Warrants issued to it at the closing, which TAK paid by exchanging an aggregate $500,000 of principal outstanding under two separate promissory notes issued by the Company in April 2005, and the remainder was paid in cash. The Company issued an additional 4,340 shares of Common Stock to TAK in payment of all accrued interest under those promissory notes. The Preferred Holders exchanged all of the outstanding Series F Preferred for the shares of Common Stock and Series G Preferred issued to them. Each Purchaser received Warrants exercisable for a number of shares of Common Stock equal to thirty percent of the Shares to be issued to such Purchaser, or the number of shares issuable upon conversion of the Series G Preferred received by such Purchaser. At the closing, the Preferred Holders and TAK received Warrants exercisable for 1,534,091 and 2,643,292 Warrant Shares, respectively. The Company also issued two other common stock purchase warrants, exercisable for 409,091 shares of Common Stock at $0.48 per share and 122,727 shares of common stock at $1.00 per share, respectively, on the same terms as the Warrants, to the Company’s placement agent. The private placement is intended to provide the Company with additional funding flexibility in the short term, and the proceeds from the private placement will be used by the Company for working capital and growth purposes.
     TAK agreed to execute a lock-up agreement in connection with the financing that prohibits it from selling any shares of Common Stock held by it for one year following the closing.
     The Purchase Agreement requires that the Company maintain the registration and listing of its Common Stock, make all required annual and quarterly filings and reports under federal securities laws, and comply with certain disclosure and offering covenants as set forth in the Purchase Agreement. The Company also agreed to seek approval of a reverse stock split, in a ratio to be determined by the Company, at its next annual or special meeting of stockholders in connection with its being approved for listing on the Nasdaq National Market or Nasdaq SmallCap Market.

     The Company agreed to use its best efforts to complete a Common Stock financing of up to $2,000,000, on terms substantially similar to those in the Purchase Agreement, within 120 days of the closing of the Purchase Agreement (a “Subsequent Financing”). If the price per share in the Subsequent Financing is less than the price under the Purchase Agreement, then the Company shall issue additional shares of Common Stock to Sharad Tak, the president of TAK, or his designee in an amount equal to the number of shares that would have been issued to TAK at such lower price for the consideration paid under the Purchase Agreement, less the number of Shares issued at the May 5 closing. If the Company fails to complete a Subsequent Financing, in an amount equal to or greater than $1,500,000, within such 120 day period, then (i) the exercise price of the Warrants issued to TAK shall be lowered to $0.50 per Warrant Share, and the Company shall issue to Mr. Tak or his designee an additional number of shares of Common Stock equal to the number of Shares issued to TAK at the closing on May 5, 2005, and (ii) the Company will be obligated to issue the Preferred Holders additional shares of Common Stock and Series G Preferred Stock in accordance with the conversion rights afforded to these holders under the Certificate of Designation for the Series F Convertible Preferred Stock.
     The Company is also required to nominate Mr. Tak or his designee as a director at the next special or annual meeting of the Company’s stockholders at which directors are elected, so long as Mr. Tak directly or indirectly beneficially owns no less than 50% of the Shares purchased by TAK under the Purchase Agreement. In addition, Mr. Tak or his designee shall have the right to serve as an observer on the board of directors.
     The Purchase Agreement grants each Purchaser a right of first refusal with respect to its pro rata share of any future offerings of the Company’s capital stock by the Company for a period of one year, but excluding (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the Warrant Shares, (v) securities issued in connection with bona fide strategic alliances or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist, (vii) any warrants issued to the placement agent for the transactions contemplated by the Purchase Agreement or for other financial advisory services rendered to the Company and (viii) securities issued in the Subsequent Financing. For a period of one year after the closing, the Company shall not, without the affirmative vote or consent of Mr. Tak and one or more other stockholders who collectively own at least ten percent (10%) of the shares of Common Stock issued and outstanding at such time (including any shares of Common Stock issuable upon conversion of outstanding preferred stock of the Company) (i) effect a sale of substantially all of the assets of the Company, a consolidation, merger or other business combination of the Company with or into another entity or any other type of change of control transaction, (ii) repurchase any of the Company’s outstanding shares of capital stock, or (iii) enter into any contracts relating to the Company’s initiatives requiring outsourcing activities.
     The Company is obligated to indemnify the Purchasers against any losses incurred as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company in the Purchase Agreement.
     As a condition to the closing of the transactions contemplated by the Purchase Agreement, the Company entered into a Registration Rights Agreement granting the Purchasers certain rights to require the Company to register the resale of the Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Act”). The Company is required to file a registration statement on Form SB-2 with respect to the resale of the Shares and the Warrant Shares before the earlier of (i) the 150th day following issuance of the Common Stock to the Purchasers and (ii) the 30th day after completion of the Subsequent Financing. The Company will keep the registration statement effective until the date on which all registrable securities thereunder have been sold; provided, that the Company’s obligation to register any shares terminates at the time that such registrable securities may be sold immediately to the public pursuant to Rule 144(k) under the Act. The Company’s board of directors also has the right to delay any requested registration for up to 30 consecutive days, or suspend the effectiveness of any registration statement for up to 20 consecutive days, if (x) there is material non public information that the board of directors reasonably determines not to be in the Company’s best interests to disclose, and the Company is not required to disclose, or (y) there is a significant business opportunity for the Company that the board reasonably determines not to be in the best interests of the Company to disclose; provided, that the suspension of a registration statement may not be for more than 45 days in any 360 consecutive day period, and no suspension is allowed for consecutive 20 day periods arising from the same sets of facts or circumstances. Subject to certain exceptions, if the Company fails to file the registration statement in a timely manner or maintain its effectiveness as required under the agreement, or if the trading of the Common Stock is suspended or the Common Stock is delisted from the OTC Bulletin Board for more than 3 business days, then the Company shall pay as liquidated damages to each Purchaser an amount equal to 2% of the total purchase price paid by such Purchaser for the Shares and Warrants issued to such Purchaser, and another 1% for each subsequent calendar month for which the failure is not cured.
     The Company also entered into a remote resourcing agreement with TAK as a condition to the closing of the sale of the Shares and Warrants. The remote resourcing agreement provides for the transition of certain hosting services and the outsourcing of certain development projects to TAK in accordance with an agreed upon schedule over the five year term of the agreement. The Company will have the obligation to pay for the minimum amount of such services, as established by the schedule in the agreement, even if it does not use the minimum amounts of hosting or outsourcing required within that schedule.
     The Warrants are exercisable into Warrant Shares at an exercise price of $1.00 per share; provided, that if the Company does not complete the Subsequent Financing (defined below) in an amount equal to or greater than $1,500,000 prior to September 2, 2005, or if the Company’s cash balance on December 31, 2005, is less than $1,500,000, then the exercise price for the Warrants issued to TAK will be reduced to $0.50 per Warrant Share. The exercise price for TAK’s Warrants will also be reduced to the exercise price of the warrants issued in the Subsequent Financing, if those warrants have an exercise price of less than $1.00. The Warrants may be exercised at any time on or before May 5, 2008. The exercise price of the Warrants is subject to adjustment if the Company subdivides its outstanding shares into a smaller number of shares, in which case the exercise price will be decreased, or if the Company combines its shares into a smaller number of shares, in which case the exercise price will be increased. The Warrants contain anti-dilution provisions that, subject to certain exceptions, require the applicable exercise price to be decreased if the Company effects a dividend or other distribution on shares of Common Stock, or if it issues and sells shares of Common Stock for a purchase price per share of Common Stock (as determined in accordance with the Warrant) that is lower than the current exercise price, as it may have been previously adjusted.
     The Series G Preferred Stock has an initial liquidation preference of $10,000 per share, and is convertible into shares of Common Stock at an initial price conversion price of $0.44 per share. The Series G Preferred has no general right to vote at meetings of the Company’s stockholders, however, the approval of the Series G Preferred, voting as a class, is required for the Company to (i) amend, alter or repeal the provisions of the Series G Preferred so as to adversely affect any right, preference, privilege or voting power of the Series G Preferred; or (ii) effect any distribution with respect to any junior class of stock, except that the Company may effect a distribution on the Common Stock if the Company makes a like kind distribution on each share, or fraction of a share, of Series G Preferred in an amount equal to the distribution on one share of Common Stock multiplied by the number of shares of Common Stock into which such one share, or such fraction of a share, of Series G Preferred can be converted at the time of such distribution. Unless waived by the holder upon 61 days’ notice to the Company, any holder of Series G Preferred is prohibited from converting such holder’s shares into shares of Common Stock, if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 9.99% of all of the Common Stock outstanding at the time of such proposed conversion.
Item 3.02. Unregistered Sales of Equity Securities.
     On May 5, 2005, the Company issued an aggregate 8,471,381 shares of Common Stock, 239.9419 shares of Series G Preferred and warrants for another 4,177,383 shares of Common Stock under the Purchase Agreement, plus warrants for an additional 531,818 shares that were issued to the Company’s placement agent. The Company also issued 4,304 shares of Common Stock and the corresponding warrants in exchange for interest outstanding under certain bridge notes previously issued to a Purchaser in the private placement. The Company issued the Shares and the Warrants to the Purchasers in reliance on the exemptions set forth in Regulation D of the Act, on the basis of the representations of the Purchasers set forth in the Purchase Agreement. The private placement is discussed further in the Company’s response to Item 1.01.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

4.1*	Common Stock and Warrant Purchase Agreement, dated May 4, 2005, by and among registrant, TAK Investments, LLC, and certain holders of Series F Preferred Stock

4.2*	Registration Rights Agreement, dated May 4, 2005, by and among registrant and the purchasers executing the Common Stock and Warrant Purchase Agreement

4.3*	Lock-Up Agreement between registrant and TAK Investments, LLC

4.4*	Warrant for the purchase of shares of Common Stock, issued in the name of TAK Investments, LLC

4.5*	Warrant for the purchase of shares of Common Stock, to be issued in the name of the holders of Series F Preferred Stock and the placement agent

4.6*	Certificate of Designation of Series G Preferred Stock

99.1*	Press Release issued by the registrant on May 4, 2005

*	Previously filed.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESCIENT APPLIED INTELLIGENCE, INC.

Date: September 14, 2005	By:	/s/ Stan Szczygiel

Stan Szczygiel, Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Common Stock and Warrant Purchase Agreement, dated May 4, 2005, by and among registrant, TAK Investments, LLC, and certain holders of Series F Preferred Stock

4.2*	Registration Rights Agreement, dated May 4, 2005, by and among registrant and the purchasers executing the Common Stock and Warrant Purchase Agreement

4.3*	Lock-Up Agreement between registrant and TAK Investments, LLC

4.4*	Warrant for the purchase of shares of Common Stock, issued in the name of TAK Investments, LLC

4.5*	Warrant for the purchase of shares of Common Stock, to be issued in the name of the holders of Series F Preferred Stock and the placement agent

4.6*	Certificate of Designation of Series G Preferred Stock

99.1*	Press Release issued by the registrant on May 4, 2005

* Previously filed.